Exhibit 10.8

PROMISSORY NOTE

$2,500,000.00	January 24, 2007

Smart Online, Inc.
2530 Meridian Parkway, 2nd Floor
Durham, North Carolina 27713
(Hereinafter referred to as “Borrower”)

Wachovia Bank, National Association
Charlotte, North Carolina 28202
(Hereinafter referred to as “Bank”)

Borrower promises to pay to the order of Bank, in lawful money of the United States of America, at its office indicated above or wherever else Bank may specify, the sum of Two Million, Five Hundred Thousand and No/100 Dollars ($2,500,000.00) or such sum as may be advanced and outstanding from time to time, with interest on the unpaid principal balance at the rate and on the terms provided in this Promissory Note (including all renewals, extensions or modifications hereof, this “Note”).

RENEWAL/MODIFICATION. This Promissory Note renews, extends and/or modifies that certain Promissory Note dated November 14, 2006 (the “Original Promissory Note”), evidencing an original principal amount of $1,300,000.00. This Promissory Note is not a novation.

LOAN AGREEMENT. This Note is subject to the provisions of that certain Loan Agreement between Bank and Borrower dated November 14, 2006, as modified from time to time.

USE OF PROCEEDS. Borrower shall use the proceeds of the loan(s) evidenced by this Note for the commercial purposes of Borrower, as follows: for working capital needs of Borrower.

SECURITY. Borrower has granted Bank a security interest in the collateral described in the Loan Documents, including, but not limited to, personal property collateral described in that certain Security Agreement of even date herewith.

INTEREST RATE. Interest shall accrue on the unpaid principal balance of this Note from the date hereof at the LIBOR Market Index Rate plus 0.9%, as that rate may change from day to day in accordance with changes in the LIBOR Market Index Rate (“Interest Rate”). “LIBOR Market Index Rate”, for any day, means the rate for 1 month U.S. dollar deposits as reported on Telerate page 3750 as of 11:00 a.m., London time, on such day, or if such day is not a London business day, then the immediately preceding London business day (or if not so reported, then as determined by Bank from another recognized source or interbank quotation).

DEFAULT RATE. In addition to all other rights contained in this Note, if a default in the payment of Obligations occurs, all outstanding Obligations, other than Obligations under any swap agreements (as defined in 11 U.S.C. § 101, as in effect from time to time) between Borrower and Bank or its affiliates, shall bear interest at the Interest Rate plus 3% (“Default Rate”), except if the Note is governed by the laws of the State of North Carolina and the original principal amount is less than or equal to $300,000.00. The Default Rate shall also apply from demand until the Obligations or any judgment thereon is paid in full.

INTEREST AND FEE(S) COMPUTATION (ACTUAL/360). Interest and fees, if any, shall be computed on the basis of a 360-day year for the actual number of days in the applicable period (“Actual/360 Computation”). The Actual/360 Computation determines the annual effective interest yield by taking the stated (nominal) rate for a year’s period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the applicable period. Application of the Actual/360 Computation produces an annualized effective rate exceeding the nominal rate.

REPAYMENT TERMS. This Note shall be due and payable in consecutive monthly payments of accrued interest only, commencing on February 1, 2007, and continuing on the same day of each month thereafter until fully paid. In any event, this Note shall be due and payable in full, including all principal and accrued interest, on demand or in no event later than August 1, 2008.

LINE OF CREDIT. Borrower may borrow, repay and reborrow, and, upon the request of Borrower, Bank shall advance and readvance under this Note from time to time (each an “Advance” and together the “Advances”), so long as the total principal balance outstanding under this Note at any one time does not exceed the principal amount stated on the face of this Note minus the sum of (i) the amount available to be drawn under all letters of credit issued by Bank for the account of Borrower plus (ii) the amount of unreimbursed drawings under all letters of credit issued by Bank for the account of Borrower, subject to the limitations described in any loan agreement to which this Note is subject. Bank’s obligation to make Advances under this Note shall terminate if a demand for payment is made under this Note or if a Default (as defined in the other Loan Documents) under any Loan Document occurs or in any event, on August 1, 2008, hereof unless renewed or extended by Bank in writing upon such terms then satisfactory to Bank. As of the date of each proposed Advance, Borrower shall be deemed to represent that each representation made in the Loan Documents is true as of such date.

If Borrower subscribes to Bank’s cash management services and such services are applicable to this line of credit, the terms of such service shall control the manner in which funds are transferred between the applicable demand deposit account and the line of credit for credit or debit to the line of credit.

APPLICATION OF PAYMENTS. Monies received by Bank from any source for application toward payment of the Obligations shall be applied to accrued interest and then to principal. Upon the occurrence of a default in the payment of the Obligations or a Default (as defined in the other Loan Documents) under any other Loan Document, monies may be applied to the Obligations in any manner or order deemed appropriate by Bank.

If any payment received by Bank under this Note or other Loan Documents is rescinded, avoided or for any reason returned by Bank because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all persons liable under this Note or other Loan Documents as though such payment had not been made.

DEFINITIONS. Loan Documents. The term “Loan Documents”, as used in this Note and the other Loan Documents, refers to all documents executed in connection with or related to the loan evidenced by this Note and any prior notes which evidence all or any portion of the loan evidenced by this Note, and any letters of credit issued pursuant to any loan agreement to which this Note is subject, any applications for such letters of credit and any other documents executed in connection therewith or related thereto, and may include, without limitation, a commitment letter that survives closing, a loan agreement, this Note, guaranty agreements, security agreements, security instruments, financing statements, mortgage instruments, any renewals or modifications, whenever any of the foregoing are executed, but does not include swap agreements (as defined in 11 U.S.C. § 101, as in effect from time to time). Obligations. The term “Obligations”, as used in this Note and the other Loan Documents, refers to any and all indebtedness and other obligations under this Note, all other obligations under any other Loan Document(s), and all obligations under any swap agreements (as defined in 11 U.S.C. § 101, as in effect from time to time) between Borrower and Bank, or its affiliates, whenever executed. Certain Other Terms. All terms that are used but not otherwise defined in any of the Loan Documents shall have the definitions provided in the Uniform Commercial Code.

LATE CHARGE. If any payments are not timely made, Borrower shall also pay to Bank a late charge equal to 4% of each payment past due for 15 or more days. This late charge shall not apply to payments due at maturity or by acceleration hereof, unless such late payment is in an amount not greater than the highest periodic payment due hereunder.

Acceptance by Bank of any late payment without an accompanying late charge shall not be deemed a waiver of Bank’s right to collect such late charge or to collect a late charge for any subsequent late payment received.

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ATTORNEYS’ FEES AMD OTHER COLLECTION COSTS. Borrower shall pay all of Bank’s reasonable expenses actually incurred to enforce or collect any of the Obligations including, without limitation, reasonable arbitration, paralegals’, attorneys’ and experts’ fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

USURY. If at any time the effective interest rate under this Note would, but for this paragraph, exceed the maximum lawful rate, the effective interest rate under this Note shall be the maximum lawful rate, and any amount received by Bank in excess of such rate shall be applied to principal and then to fees and expenses, or, if no such amounts are owing, returned to Borrower.

DEMAND NOTE. This is a demand Note and all Obligations hereunder shall become immediately due and payable upon demand. In addition, the Obligations hereunder shall automatically become immediately due and payable if Borrower or any guarantor or endorser of this Note commences or has commenced against it a bankruptcy or insolvency proceeding.

REMEDIES. Upon the occurrence of a default in the payment of the Obligations or a Default (as defined in the other Loan Documents) under any other Loan Document, Bank may at any time thereafter, take the following actions: Bank Lien. Foreclose its security interest or lien against Borrower’s deposit accounts and investment property without notice. Cumulative. Exercise any rights and remedies as provided under the Note and the other Loan Documents, or as provided by law or equity.

FINANCIAL AND OTHER INFORMATION. Borrower shall deliver to Bank such information as Bank may reasonably request from time to time, including without limitation, financial statements and information pertaining to Borrower’s financial condition. Such information shall be true, complete, and accurate.

WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Note and other Loan Documents shall be valid unless in writing and signed by an officer of Bank. No waiver by Bank of any Default (as defined in the other Loan Documents) shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Bank in exercising any right, power, or remedy under this Note and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Except to the extent otherwise provided by the Loan Documents or prohibited by law, each Borrower and each other person liable under this Note waives presentment, protest, notice of dishonor, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind. Further, each agrees that Bank may (i) extend, modify or renew this Note or make a novation of the loan evidenced by this Note, and/or (ii) grant releases, compromises or indulgences with respect to any collateral securing this Note, or with respect to any Borrower or other person liable under this Note or any other Loan Documents, all without notice to or consent of each Borrower and other such person, and without affecting the liability of each Borrower and other such person; provided, Bank may not extend, modify or renew this Note or make a novation of the loan evidenced by this Note without the consent of the Borrower, or if there is more than one Borrower, without the consent of at least one Borrower; and further provided, if there is more than one Borrower, Bank may not enter into a modification of this Note which increases the burdens of a Borrower without the consent of that Borrower.

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MISCELLANEOUS PROVISIONS. Assignment. This Note and the other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Bank’s interests in and rights under this Note and the other Loan Documents are freely assignable, in whole or in part, by Bank. In addition, nothing in this Note or any of the other Loan Documents shall prohibit Bank from pledging or assigning this Note or any of the other Loan Documents or any interest therein to any Federal Reserve Bank. Borrower shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Borrower to assign without Bank’s prior written consent is null and void. Any assignment shall not release Borrower from the Obligations. Applicable Law; Conflict Between Documents. This Note and, unless otherwise provided in any other Loan Document, the other Loan Documents shall be governed by and interpreted under the laws of the state named in Bank’s address on the first page hereof without regard to that state’s conflict of laws principles. If the terms of this Note should conflict with the terms of any loan agreement or any commitment letter that survives closing, the terms of this Note shall control. Borrower’s Accounts. Except as prohibited by law, Borrower grants Bank a security interest in all of Borrower’s deposit accounts and investment property with Bank and any of its affiliates. Swap Agreements. All swap agreements (as defined in 11 U.S.C. § 101, as in effect from time to time), if any, between Borrower and Bank or its affiliates are independent agreements governed by the written provisions of said swap agreements, which will remain in full force and effect, unaffected by any repayment, prepayment, acceleration, reduction, increase or change in the terms of this Note, except as otherwise expressly provided in said written swap agreements, and any payoff statement from Bank relating to this Note shall not apply to said swap agreements except as otherwise expressly provided in such payoff statement. Jurisdiction. Borrower irrevocably agrees to non-exclusive personal jurisdiction in the state identified as the Jurisdiction above. Severability. If any provision of this Note or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document. Notices. Any notices to Borrower shall be sufficiently given, if in writing and mailed or delivered to the Borrower’s address shown above or such other address as provided hereunder, and to Bank, if in writing and mailed or delivered to Wachovia Bank, National Association, Mail Code VA7628, P. 0. Box 13327, Roanoke, VA 24040 or Wachovia Bank, National Association, Mail Code VA7628, 10 South Jefferson Street, Roanoke, VA 24011 or such other address as Bank may specify in writing from time to time. Notices to Bank must include the mail code. In the event that Borrower changes Borrower’s address at any time prior to the date the Obligations are paid in full, Borrower agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. Plural; Captions. All references in the Loan Documents to Borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term “person” shall mean any individual, person or entity. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. Advances. Bank may, in its sole discretion, make other advances which shall be deemed to be advances under this Note, even though the stated principal amount of this Note may be exceeded as a result thereof. Posting of Payments. All payments received during normal banking hours after 2:00 p.m. local time at the office of Bank first shown above shall be deemed received at the opening of the next banking day. Joint and Several Obligations. If there is more than one Borrower, each is jointly and severally obligated together with all other parties obligated for the Obligations. Fees and Taxes. Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction whether assessed at closing or arising from time to time. LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES. EACH OF THE PARTIES HERETO INCLUDING BANK BY ACCEPTANCE HEREOF, AGREES THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (1) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (2) PUNITIVE OR EXEMPLARY DAMAGES. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY SUCH PROCEEDING, CLAIM OR CONTROVERSY, WHETHER THE SAME IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE. Patriot Act Notice. To help fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For purposes of this section, account shall be understood to include loan accounts. Final Agreement. This Note and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

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ARBITRATION. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy arising out of or relating to the Loan Documents between parties hereto (a “Dispute”) shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association (the “AAA”) and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, or claims arising from documents executed in the future, but shall specifically exclude claims brought as or converted to class actions. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements. Special Rules. All arbitration hearings shall be conducted in the city named in the address of Bank first stated above. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures sat forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein. Preservation and Limitation of Remedies. Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party’s entitlement to such remedies is a Dispute. Waiver of Jury Trial. THE PARTIES ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO JURY TRIAL WITH REGARD TO A DISPUTE AS TO WHICH BINDING ARBITRATION HAS BEEN DEMANDED.

IN WITNESS WHEREOF, Borrower, on the day and year first above written, has caused this Note to be duly executed under seal.

Smart Online, Inc.

By:	/s/ Nicholas A. Sinigaglia	(SEAL)
Nicholas A. Sinigaglia, Chief Financial Officer

Tracking#: 201318
CAT-Deal #794013 Facility ID 588018

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MODIFICATION NUMBER ONE
TO LOAN AGREEMENT

Smart Online, Inc.
2530 Meridian Parkway, 2nd Floor
Durham, North Carolina 27713
(Hereinafter referred to as “Borrower”)

Wachovia Bank, National Association
Charlotte, North Carolina 28202
(Hereinafter referred to as “Bank”)

THIS AGREEMENT is entered into as of January 24, 2007 by and between Bank and Borrower.

RECITALS

Bank is the holder of a Promissory Note executed and delivered by Borrower, dated of even date herewith, in the original principal amount of $2,500,000.00 (the “Note”); and certain other loan documents, including without limitation, a Loan Agreement, dated November 14, 2006 (the “Loan Agreement”);

Borrower and Bank have agreed to modify the terms of the Loan Agreement.

In consideration of Bank’s continued extension of credit and the agreements contained herein, the parties agree as follows:

AGREEMENT

ACKNOWLEDGMENT OF BALANCE, Borrower acknowledges that the most recent Commercial Loan Invoice sent to Borrower with respect to the Obligations under the Note is correct.

MODIFICATIONS.

The section entitled AVAILABILITY of the Loan Agreement is hereby deleted and the following is substituted in its place and stead:

AVAILABILITY. With respect to the line of credit Promissory Note in the amount of $2,500,000.00, dated January 24 , 2007, notwithstanding anything to the contrary contained herein, the aggregate outstanding principal balance of Advances (as defined in the Note), plus the sum of (i) the aggregate amount available to be drawn under all letters of credit issued by Bank for the account of Borrower plus (ii) the aggregate amount of unreimbursed drawings under all letters of credit issued by Bank for the account of Borrower at any one time shall not exceed $2,500,000.00.

ACKNOWLEDGMENTS AND REPRESENTATIONS. Borrower acknowledges and represents that the Note and other Loan Documents, as amended hereby, are in full force and effect without any defense, counterclaim, right or claim of set-off; that, after giving effect to this Agreement, no default or event that with the passage of time or giving of notice would constitute a default under the Loan Documents has occurred, all representations and warranties contained in the Loan Documents are true and correct as of this date, all necessary action to authorize the execution and delivery of this Agreement has been taken; and this Agreement is a modification of an existing obligation and is not a novation.

COLLATERAL. Borrower acknowledges and confirms that there have been no changes in the ownership of any collateral pledged to secure the Obligations (the “Collateral”) since the Collateral was originally pledged; Borrower acknowledges and confirms that the Bank has existing, valid first priority security interests and liens in the Collateral; and that such security interests and liens shall secure Borrower’s Obligations, including any modification of the Note or Loan Agreement, if any, and all future modifications, extensions, renewals and/or replacements of the Loan Documents.

MISCELLANEOUS. This Agreement shall be construed in accordance with and governed by the laws of the applicable state as originally provided in the Loan Documents, without reference to that state’s conflicts of law principles. This Agreement and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter thereof and supersede all oral negotiations and prior writings with respect to the subject matter thereof. No amendment of this Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto. The illegality, unenforceability or inconsistency of any provision of this Agreement shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Agreement or the other Loan Documents. This Agreement and the other Loan Documents are intended to be consistent. However, in the event of any inconsistencies among this Agreement and any of the Loan Documents, the terms of this Agreement, and then the Note, shall control. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed an original, but all such counterparts shall together constitute one and the same agreement. Terms used in this Agreement which are capitalized and not otherwise defined herein shall have the meanings ascribed to such terms in the Note. LIMITATION ON LIABILITY; WAIVER OP PUNITIVE DAMAGES. EACH OF THE PARTIES HERETO, INCLUDING BANK BY ACCEPTANCE HEREOF, AGREES THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS AGREEMENT. THE LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (1) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (2) PUNITIVE OR EXEMPLARY DAMAGES. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY SUCH PROCEEDING, CLAIM OR CONTROVERSY, WHETHER THE SAME IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE. Final Agreement. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

ARBITRATION. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy arising out of or relating to the Loan Documents between parties hereto (a “Dispute”) shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association (the “AAA”) and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, or claims arising from documents executed in the future, but shall specifically exclude claims brought as or converted to class actions. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements. Special Rules. All arbitration hearings shall be conducted in the city named in the address of Bank first stated above. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein. Preservation and Limitation of Remedies. Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party’s entitlement to such remedies is a Dispute. Waiver of Jury Trial. THE PARTIES ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO JURY TRIAL WITH REGARD TO A DISPUTE AS TO WHICH BINDING ARBITRATION HAS BEEN DEMANDED.

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IN WITNESS WHEREOF, the undersigned have duly signed and sealed this Agreement the day and year first above written.

Smart Online, Inc.

By:	/s/ Nicholas A. Sinigaglia	(SEAL)
Nicholas A. Sinigaglia, Chief Financial Officer

Wachovia Bank, National Association

By:	/s/ Kevin Harewood	(SEAL)
Kevin Harewood, Vice President

Tracking #: 201318
CAT - Deal # 794013 Facility ID 588018

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SECURITY AGREEMENT

January 24, 2007

Smart Online, Inc.
2530 Meridian Parkway, 2nd Floor
Durham, North Carolina 27713
(Hereinafter referred to as “Debtor”)

Wachovia Bank, National Association
Charlotte, North Carolina 28202
(Hereinafter referred to as “Bank”)

This Security Agreement amends and restates that certain Security Agreement dated November 16, 2006.

For value received and to secure payment and performance of any and all obligations of Debtor (also referred to herein as “Borrower”) to Bank however created, arising or evidenced, whether direct or indirect, absolute or contingent, now existing or hereafter arising or acquired, including swap agreements (as defined in 11 U.S.C. § 101, as in effect from time to time), future advances, and all costs and expenses incurred by Bank to obtain, preserve, perfect and enforce the security interest granted herein and to maintain, preserve and collect the property subject to the security interest (collectively, “Obligations”), Debtor hereby grants to Bank a continuing security interest in and lien upon, and for security purposes assigns and transfers to Bank until all of the Obligations are repaid in full, the following described property, whether now owned or hereafter acquired, and any additions, replacements, accessions, or substitutions thereof and all cash and non-cash proceeds and products thereof (collectively, “Collateral”):

Debtor’s deposit account with Bank and affiliates of Bank, including deposit account number 2000033033877 (“Assigned Deposits”).

Irrevocable Standby Letter of Credit #G-007125 in the amount of $2,500,000.00 issued by HSBC Private Bank (Suisse) SA.

Debtor hereby represents and agrees that:

OWNERSHIP. Debtor owns the Collateral. The Collateral is free and clear of all liens, security interests, and claims except those previously reported in writing to and approved by Bank, and Debtor will keep the Collateral free and clear from all liens, security interests and claims, other than those granted to or approved by Bank. Until all of the Obligations are repaid in full, Bank shall have the entire right and interest in and to the Assigned Deposits. By executing this Security Agreement, Debtor has divested itself of all control over the Assigned Deposits and Bank is entitled to and does possess sole dominion and control over the Assigned Deposits and is entitled to receive the benefits accruing with respect thereto. Debtor surrenders all authority or right to withdraw, collect, receive the benefits of, or otherwise assign or encumber the Assigned Deposits, and authorizes Bank (and each affiliate and branch office of Bank or such affiliate) to treat Bank as the sole and exclusive owner of the Assigned Deposits. Upon the maturity of the Assigned Deposits, other than Assigned Deposits at Bank that automatically roll over at maturity, Bank shall reinvest the Assigned Deposits in an investment of Bank’s choice. Bank shall have no liability to Debtor for any loss incurred in connection with or arising out of any such reinvestment except for loss resulting from Bank’s gross negligence or willful misconduct. The assignment evidenced by this Security Agreement is a continuing one and is irrevocable so long as any of the Obligations are outstanding or the Bank shall have any obligations under the Loan Documents and shall terminate only upon payment or other satisfaction in full of all Obligations or Bank’s acknowledgment in writing that this Security Agreement has been terminated. Upon termination of this Security Agreement, and to the extent the Assigned Deposits have not been applied in satisfaction of the Obligations, Bank shall reassign the Assigned Deposits to Debtor and return any passbooks, certificates, and other documents in Bank’s possession at Debtor’s request.

NAME AND OFFICES; JURISDICTION OF ORGANIZATION. The name and address of Debtor appearing at the beginning of this Agreement are Debtor’s exact legal name and the address of its chief executive office. There has been no change in the name of Debtor, or the name under which Debtor conducts business, within the five years preceding the date hereof except as previously reported in writing to Bank. Debtor has not moved its chief executive office within the five years preceding the date hereof except as previously reported in writing to Bank. Debtor is organized under the laws of the State of Delaware and has not changed the jurisdiction of its organization within the five years preceding the date hereof except as previously reported in writing to Bank.

TITLE/TAXES. Debtor has good and marketable title to the Collateral and will warrant and defend same against all claims. Debtor will not transfer, sell, or lease Collateral (except as permitted herein). Debtor agrees to pay promptly all taxes and assessments upon or for the use of Collateral and on this Security Agreement. At its option, Bank may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on Collateral. Debtor agrees to reimburse Bank, on demand, for any such payment made by Bank. Any amounts so paid shall be added to the Obligations.

WAIVERS. Debtor agrees not to assert against Bank as a defense (legal or equitable), as a set-off, as a counterclaim, or otherwise, any claims Debtor may have against any seller or lessor that provided personal property or services relating to any part of the Collateral or against any other party liable to Bank for all or any part of the Obligations. Debtor waives all exemptions and homestead rights with regard to the Collateral. Debtor waives any and all rights to any bond or security which might be required by applicable law prior to the exercise of any of Bank’s remedies against any Collateral. All rights of Bank and security interests hereunder, and all obligations of Debtor hereunder, shall be absolute and unconditional, not discharged or impaired irrespective of (and regardless of whether Debtor receives any notice of): (i) any lack of validity or enforceability of any Loan Document; (ii) any change in the time, manner or place of payment or performance, or in any term, of all or any of the Obligations or the Loan Documents or any other amendment or waiver of or any consent to any departure from any Loan Document; or (iii) any exchange, insufficiency, unenforceability, enforcement, release, impairment or non-perfection of any collateral, or any release of or modifications to or insufficiency, unenforceability or enforcement of the obligations of any guarantor or other obligor. To the extent permitted by law. Debtor hereby waives any rights under any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist and which, but for this provision, might be applicable to any sale or disposition of the Collateral by Bank; and any other circumstance which might otherwise constitute a defense available to, or a discharge of any party with respect to the Obligations.

NOTIFICATIONS; LOCATION OF COLLATERAL. Debtor will notify Bank in writing at least 30 days prior to any change in: (i) Debtor’s chief place of business and/or residence; (ii) Debtor’s name or identity; (iii) Debtor’s corporate/organizational structure; or (iv) the jurisdiction in which Debtor is organized. In addition, Debtor shall promptly notify Bank of any claims or alleged claims of any other person or entity to the Collateral or the institution of any litigation, arbitration, governmental investigation or administrative proceedings against or affecting the Collateral. Debtor will keep Collateral at the location(s) previously provided to Bank until such time as Bank provides written advance consent to a change of location. Debtor will bear the cost of preparing and filing any documents necessary to protect Bank’s liens.

COLLATERAL CONDITION AND LAWFUL USE. Debtor represents that the Collateral is in good repair and condition and that Debtor shall use reasonable care to prevent Collateral from being damaged or depreciating, normal wear and tear excepted. Debtor shall immediately notify Bank of any material loss or damage to Collateral. Debtor shall not permit any item of Collateral to become a fixture to real estate or an accession to other personal property unless such property is also Collateral hereunder. Debtor represents it is in compliance in all respects with all laws, rules and regulations applicable to the Collateral and its properties, operations, business, and finances.

RISK OF LOSS AND INSURANCE. Debtor shall bear all risk of loss with respect to the Collateral. The injury to or loss of Collateral, either partial or total, shall not release Debtor from payment or other performance hereof. Debtor agrees to obtain and keep in force property insurance on the Collateral with a Lender’s Loss Payable Endorsement in favor of Bank and commercial general liability insurance naming Bank as Additional Insured and such other insurance as Bank may require from time to time. Such insurance is to be in form and amounts satisfactory to Bank and issued by reputable insurance carriers satisfactory to Bank with a Best Insurance Report Key Rating of at least “A-”. All such policies shall provide to Bank a minimum of 30 days written notice of cancellation. Debtor shall furnish to Bank such policies, or other evidence of such policies satisfactory to Bank. If Debtor fails to obtain or maintain in force such insurance or fails to furnish such evidence, Bank is authorized, but not obligated, to purchase any or all insurance or “Single Interest Insurance” protecting such interest as Bank deems appropriate against such risks and for such coverage and for such amounts, including either the loan amount or value of the Collateral, all at its discretion, and at Debtor’s expense. In such event, Debtor agrees to reimburse Bank for the cost of such insurance and Bank may add such cost to the Obligations. Debtor shall bear the risk of loss to the extent of any deficiency in the effective insurance coverage with respect to loss or damage to any of the Collateral. Debtor hereby assigns to Bank the proceeds of all property insurance covering the Collateral up to the amount of the Obligations and directs any insurer to make payments directly to Bank. Debtor hereby appoints Bank its attorney-in-fact, which appointment shall be irrevocable and coupled with an interest for so long as Obligations are unpaid, to file proof of loss and/or any other forms required to collect from any insurer any amount due from any damage or destruction of Collateral, to agree to and bind Debtor as to the amount of said recovery, to designate payee(s) of such recovery, to grant releases to insurer, to grant subrogation rights to any insurer, and to endorse any settlement check or draft. Debtor agrees not to exercise any of the foregoing powers granted to Bank without Bank’s prior written consent.

FINANCING STATEMENTS, CERTIFICATES OF TITLE, POWER OF ATTORNEY. No financing statement (other than any filed or approved by Bank) covering any Collateral is on file in any public filing office. Debtor authorizes the filing of one or more financing statements covering the Collateral in form satisfactory to Bank, and without Debtor’s signature where authorized by law, agrees to deliver certificates of title on which Bank’s lien has been indicated covering any Collateral subject to a certificate of title statute, and will pay all costs and expenses of filing or applying for the same or of filing this Security Agreement in all public filing offices, where filing is deemed by Bank to be desirable. Debtor hereby constitutes and appoints Bank the true and lawful attorney of Debtor with full power of substitution to take any and all appropriate action and to execute any and all documents, instruments or applications that may be necessary or desirable to accomplish the purpose and carry out the terms of this Security Agreement, including, without limitation, to ask, demand, collect, receive, receipt for, sue for, compound and give acquaintance for any and all amounts which may be or become due and payable under the Assigned Deposits; to execute any and all withdrawal requests, receipts or other orders for the payment of money drawn on the Assigned Deposits and to endorse the name of Bank on all instruments given in payment or in partial payment therefor. The foregoing power of attorney is coupled with an interest and shall be irrevocable until all of the Obligations have been paid in full. Neither Bank nor anyone acting on its behalf shall be liable for acts, omissions, errors in judgment, or mistakes in fact in such capacity as attorney-in-fact. Debtor ratifies all acts of Bank as attorney-in-fact. Debtor agrees to take such other actions, at Debtor’s expense, as might be requested for the perfection, continuation and assignment, in whole or in part, of the security interests granted herein and to assure and preserve Bank’s intended priority position. If certificates, passbooks, or other documentation or evidence is/are issued or outstanding as to any of the Collateral, Debtor will cause the security interests of Bank to be properly protected, including perfection by notation thereon or delivery thereof to Bank.

LANDLORD/MORTGAGEE WAIVERS. Debtor shall cause each mortgagee of real property owned by Debtor and each landlord of real property leased by Debtor to execute and deliver instruments satisfactory in form and substance to Bank by which such mortgagee or landlord subordinates its rights, if any, in the Collateral.

INSTRUMENTS, CHATTEL PAPER, DOCUMENTS. Any Collateral that is, or is evidenced by, instruments, chattel paper or negotiable documents will be properly assigned to and the originals of any such Collateral in tangible form deposited with and held by Bank, unless Bank shall hereafter otherwise direct or consent in writing. Bank may, without notice, before or after maturity of the Obligations, exercise any or all rights of collection, conversion, or exchange and other similar rights, privileges and options pertaining to such Collateral, but shall have no duty to do so.

WITHDRAWAL OF ASSIGNED DEPOSITS. Debtor shall not be permitted to withdraw funds from or exercise any authority of any kind with respect to the Assigned Deposits specifically identified above by account number. Bank shall have the exclusive authority to withdraw, or direct the withdrawal of, funds from said specifically identified Assigned Deposits. So long as this Agreement remains in effect, the Assigned Deposits will be titled as directed by Bank.

COLLATERAL DUTIES. Bank shall have no custodial or ministerial duties to perform with respect to Collateral pledged except as set forth herein; and by way of explanation and not by way of limitation, Bank shall incur no liability for any of the following: (i) loss or depreciation of Collateral (unless caused by its willful misconduct or gross negligence), (ii) failure to present any paper for payment or protest, to protest or give notice of nonpayment, or any other notice with respect to any paper or Collateral. Bank’s sole duty with respect to the custody, safekeeping and physical preservation of any certificate, passbook, or other documentation evidencing the Assigned Deposits in its possession shall be to deal with it in the same manner as it deals with similar property for its own account. Neither Bank, nor any of its employees or agents shall be liable for failure to demand, collect, or realize upon any of the Assigned Deposits or for any delay in doing so.

TRANSFER OF COLLATERAL. Bank may assign its rights in Collateral or any part thereof to any assignee who shall thereupon become vested with all the powers and rights herein given to Bank with respect to the property so transferred and delivered, and Bank shall thereafter be forever relieved and fully discharged from any liability with respect to such property so transferred, but with respect to any property not so transferred, Bank shall retain all rights and powers hereby given.

INSPECTION, BOOKS AND RECORDS. Debtor will at all times keep accurate and complete records covering each item of Collateral, including the proceeds therefrom. Bank, or any of its agents, shall have the right, at intervals to be determined by Bank and without hindrance or delay, at Debtor’s expense, to inspect, audit, and examine the Collateral during normal business hours and to make copies of and extracts from the books, records, journals, orders, receipts, correspondence and other data relating to Collateral, Debtor’s business or any other transaction between the parties hereto. Debtor will at its expense furnish Bank copies thereof upon request. For the further security of Bank, it is agreed that Bank has and is hereby granted a security interest in all books and records of Debtor pertaining to the Collateral.

COMPLIANCE WITH LAW. Debtor will comply with all federal, state and local laws and regulations, applicable to it, including without limitation, laws and regulations relating to the environment, labor or economic sanctions, in the creation, use, operation, manufacture and storage of the Collateral and the conduct of its business.

REGULATION U. None of the proceeds of the credit secured hereby shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of any of the provisions of Regulation U of the Board of Governors of the Federal Reserve System (“Regulation U”), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purchase which might render the Loan a “Purpose Credit” within the meaning of Regulation U.

CROSS COLLATERALIZATION LIMITATION. As to any other existing or future consumer purpose loan made by Bank to Debtor, within the meaning of the Federal Consumer Credit Protection Act, Bank expressly waives any security interest granted herein in Collateral that Debtor uses as a principal dwelling and household goods.

ATTORNEYS’ FEES AND OTHER COSTS OF COLLECTION. Debtor shall pay all of Bank’s reasonable expenses actually incurred in enforcing this Security Agreement and in preserving and liquidating Collateral, including but not limited to, reasonable arbitration, paralegals’, attorneys’ and experts’ fees and expenses, whether incurred with or without the commencement of a suit, trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

DEFAULT. If any of the following occurs, a default (“Default”) under this Security Agreement shall exist: Loan Document Default. A default under any Loan Document. Collateral Loss or Destruction. Any loss, theft, substantial damage, or destruction of Collateral not fully covered by insurance, or as to which insurance proceeds are not remitted to Bank within 30 days of the loss. Collateral Sale, Lease or Encumbrance. Any sale, lease, or encumbrance of any Collateral not specifically permitted herein without prior written consent of Bank. Levy, Seizure or Attachment. The making of any levy, seizure, or attachment on or of Collateral which is not removed within 10 days. Unauthorized Collection of Collateral. Any attempt to collect, cash in or otherwise recover deposits that are Collateral. Unauthorized Termination. Any attempt to terminate, revoke, rescind, modify, or violate the terms of this Security Agreement without the prior written consent of Bank.

REMEDIES ON DEFAULT (INCLUDING POWER OF SALE). If a Default occurs Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code. Without limitation thereto, Bank shall have the following rights and remedies: (i) to take immediate possession of Collateral, without notice or resort to legal process, and for such purpose, to enter upon any premises on which Collateral or any part thereof may be situated and to remove the same therefrom, or, at its option, to render Collateral unusable or dispose of said Collateral on Debtor’s premises; (ii) to require Debtor to assemble the Collateral and make it available to Bank at a place to be designated by Bank; (iii) to exercise its or its affiliate’s right of set-off or Bank lien as to any monies of Debtor deposited in deposit accounts and investment accounts of any nature maintained by Debtor with Bank or affiliates of Bank, without advance notice, regardless of whether such accounts are general or special; (iv) to dispose of Collateral, as a unit or in parcels, separately or with any real property interests also securing the Obligations, in any county or place to be selected by Bank, at either private or public sale (at which public sale Bank may be the purchaser) with or without having the Collateral physically present at said sale; (v) to apply toward and set-off against and apply to the then unpaid balance of the Obligations the Assigned Deposits (accelerated to maturity if necessary), even if effecting such set-off results in a loss or reduction of interest or the imposition of a penalty applicable to the early withdrawal of time deposits; (vi) to receive any interest or payments in respect of the Assigned Deposits and apply such amounts and the Assigned Deposits to the Obligations in such manner as Bank, in its sole discretion, may determine.

Any notice of sale, disposition or other action by Bank required by law and sent to Debtor at Debtor’s address shown above, or at such other address of Debtor as may from time to time be shown on the records of Bank, at least 5 days prior to such action, shall constitute reasonable notice to Debtor. Notice shall be deemed given or sent when mailed postage prepaid to Debtor’s address as provided herein. Bank shall be entitled to apply the proceeds of any sale or other disposition of the Collateral, and the payments received by Bank with respect to any of the Collateral, to Obligations in such order and manner as Bank may determine. Collateral that is subject to rapid declines in value and is customarily sold in recognized markets may be disposed of by Bank in a recognized market for such collateral without providing notice of sale. Debtor waives any and all requirements that the Bank sell or dispose of all or any part of the Collateral at any particular time, regardless of whether Debtor has requested such sale or disposition.

REMEDIES ARE CUMULATIVE. No failure on the part of Bank to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Bank or any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law, in equity, or in other Loan Documents.

INDEMNIFICATION. Debtor shall protect, indemnify and save harmless Bank from and against all losses, liabilities, obligations, claims, damages, penalties, fines, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Damages”) imposed upon, incurred by or asserted or assessed against Bank on account of or in connection with (i) the Loan Documents or any failure or alleged failure of Debtor to comply with any of the terms of, or the inaccuracy or breach of any representation in, the Loan Documents, (ii) the Collateral or any claim of loss or damage to the Collateral or any injury or claim of injury to, or death of, any person or property that may be occasioned by any cause whatsoever pertaining to the Collateral or the use, occupancy or operation thereof, (iii) any failure or alleged failure of Debtor to comply with any law, rule or regulation applicable to it or to the Collateral or the use, occupancy or operation of the Collateral (including, without limitation, the failure to pay any taxes, fees or other charges), (iv) any Damages whatsoever by reason of any alleged action, obligation or undertaking of Bank relating in any way to or any matter contemplated by the Loan Documents, or (v) any claim for brokerage fees or such other commissions relating to the Collateral or any other Obligations; provided that such indemnity shall be effective only to the extent of any Damages that may be sustained by Bank in excess of any net proceeds received by it from any insurance of Debtor (other than self-insurance) with respect to such Damages. Nothing contained herein shall require Debtor to indemnify Bank for any Damages resulting from Bank’s gross negligence or its willful misconduct. The indemnity provided for herein shall survive payment of the Obligations and shall extend to the officers, directors, employees and duly authorized agents of Bank. In the event Bank incurs any Damages arising out of or in any way relating to the transaction contemplated by the Loan Documents (including any of the matters referred to in this section), the amounts of such Damages shall be added to the Obligations, shall bear interest, to the extent permitted by law, at the interest rate borne by the Obligations from the date incurred until paid and shall be payable on demand.

MISCELLANEOUS. (i) Amendments and Waivers. No waiver, amendment or modification of any provision of this Security Agreement shall be valid unless in writing and signed by Debtor and an officer of Bank. No waiver by Bank of any Default shall operate as a waiver of any other Default or of the same Default on a future occasion. (ii) Assignment. All rights of Bank hereunder are freely assignable, in whole or in part, and shall inure to the benefit of and be enforceable by Bank, its successors, assigns and affiliates. Debtor shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Debtor to assign without Bank’s prior written consent is null and void. Any assignment shall not release Debtor from the Obligations. This Security Agreement shall be binding upon Debtor, and the heirs, personal representatives, successors, and assigns of Debtor. (iii) Applicable Law; Conflict Between Documents. This Security Agreement shall be governed by and construed under the law of the jurisdiction named in the address of the Bank shown on the first page hereof without regard to that Jurisdiction’s conflict of laws principles, except to the extent that the UCC requires the application of the law of a different jurisdiction. If any terms of this Security Agreement conflict with the terms of any commitment letter or loan proposal, the terms of this Security Agreement shall control. (iv) Jurisdiction. Debtor irrevocably agrees to non-exclusive personal jurisdiction in the state identified as the Jurisdiction above. (v) Severability. If any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. (vi) Notices. Any notices to Debtor shall be sufficiently given, if in writing and mailed or delivered to the address of Debtor shown above or such other address as provided hereunder; and to Bank, if in writing and mailed or delivered to Wachovia Bank, National Association, Mail Code VA7628, P. O. Box 13327, Roanoke, VA 24040 or Wachovia Bank, National Association, Mail Code VA7628, 10 South Jefferson Street, Roanoke, VA 24011 or such other address as Bank may specify in writing from time to time. Notices to Bank must include the mail code. In the event that Debtor changes Debtor’s mailing address at any time prior to the date the Obligations are paid in full, Debtor agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. (vii) Captions. The captions contained herein are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provision hereof. The use of the plural shall also mean the singular, and vice versa. (viii) Joint and Several Liability. If more than one party has signed this Security Agreement, such parties are jointly and severally obligated hereunder. (ix) Binding Contract. Debtor by execution and Bank by acceptance of this Security Agreement, agree that each party is bound by all terms and provisions of this Security Agreement. (xii) Final Agreement. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

DEFINITIONS. Loan Documents. The term “Loan Documents” refers to all documents, including this Agreement, whether now or hereafter existing, executed in connection with or related to the Obligations, and may include, without limitation and whether executed by Debtor or others, commitment letters that survive closing, loan agreements, promissory notes, guaranty agreements, deposit or other similar agreements, other security agreements, letters of credit and applications for letters of credit, security instruments, financing statements, mortgage instruments, any renewals or modifications, whenever any of the foregoing are executed, but does not include swap agreements (as defined in 11 U.S.C. § 101, as in effect from time to time). UCC. “UCC” means the Uniform Commercial Code as presently and hereafter enacted in the Jurisdiction. Terms defined in the UCC. Any term used in this Agreement and in any financing statement filed in connection herewith which is defined in the UCC and not otherwise defined in this Agreement or any other Loan Document has the meaning given to the term in the UCC.

IN WITNESS WHEREOF, Debtor, on the day and year first written above, has caused this Security Agreement to be duly executed under seal.

Smart Online, Inc.

By:	/s/ Nicholas A. Sinigaglia	(SEAL)
Nicholas A. Sinigaglia, Chief Financial Officer

Tracking: 201318
CAT-Deal #794013 Facility ID 588018